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                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE



Contacts:         Barb Remley                        Brian Wachtler
                  Chief Financial Officer            Haberman & Associates
                  MakeMusic! Inc.                    (612)338-3900
                  (952)937-9611                      brianw@habermaninc.com
                  bremley@net4music.com

        MAKEMUSIC! INC. ANNOUNCES SUCCESSFUL SCHOOL PILOT MUSIC PROGRAM;
         PILOT VALIDATES SMARTMUSIC PRODUCT AND NEW MARKETING STRATEGY

  Music Educators and Young Musicians Embrace Home Usage of Award-Winning Music
                                 Practice System

MINNEAPOLIS, MAY 21, 2002 -- MakeMusic!(TM) Inc., formerly known as Net4Music (Nasdaq: NMUS until May 23 then MMUS), announced today at the Company's annual shareholders meeting exciting preliminary results of its SmartMusic(R) pilot program. The program, which was conducted in five Minneapolis-area schools, further validates the award-winning music practice system and marks important progress for MakeMusic's market development strategy.

More specifically, the pilot program, run in collaboration with schools subscribing to SmartMusic for use at school, allowed more than 150 students a three-month free trial of SmartMusic for use at home. These students had access to MakeMusic's patented Intelligent Accompaniment(R) technology, as well as to more than 20,000 accompaniments and 50,000 skill-building exercises.

Preliminary results indicate the students experienced significant benefits from home use of the system, including:

     -   Increased enjoyment when practicing;
     - Breakthroughs in more quickly grasping essential fundamental musical skills such as listening, intonation and playing in time;
     -   Better self-confidence and self-expression in music;
     -   More time spent practicing.

"The pilot program has confirmed that, when introduced and supported by experienced music educators, using SmartMusic at home can have a truly transformational impact on the experience of young musicians," said Sean Lafleur, chairman and chief executive officer of MakeMusic!. "SmartMusic helps to create a virtuous circle of increased enjoyment leading to better

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performance, increased self-assurance, increased practice and thus still further enjoyment. The word we have heard most often is `fun.' Our confidence in the success of the home subscription has been strengthened by these exceptional results."

The Company expects to release detailed results of the pilot program this summer and confirmed its plans to launch the home subscription for SmartMusic in time for the back-to-school season in late summer 2002. On the strength of the pilot results and its experience to date in marketing SmartMusic subscription to schools, MakeMusic! announced the following long-term business goals:

                  -   Secure 50,000 schools with SmartMusic subscriptions;
                  - Obtain acquisition costs of less than $250 per school account with subscriptions;
                  - Obtain subscription lifetimes minimally of five years per school;
                  - Generate revenues per school of more than $600 annually through subscriptions, products and services sold to schools and students.

MakeMusic! has enjoyed continued growth of the number of schools with SmartMusic subscriptions since the service was made available in November 2001. More than 650 schools have now adopted the SmartMusic educator subscription, reaching an estimated 65,000 student musicians.

"The rate at which we will be able to achieve the full potential of the SmartMusic business will depend on our ability to attract the necessary capital to grow the business. The prospects are significant; we have the products, the technology and the know-how along with the management to achieve success," Lafleur concluded.

At the Company's annual meeting, the shareholders also approved a name change to MakeMusic! Inc., effective immediately. In line with the name change, the Company's stock will begin trading under the symbol MMUS beginning May 23, 2002.

ABOUT MAKEMUSIC! INC.
MakeMusic! Inc. is a global music technology company dedicated to improving the way musicians, music educators, students and hobbyists practice, create and acquire music. Among its leading products are Finale(R), the world's best-selling music notation software and SmartMusic Studio(R), the complete music practice system that features Intelligent Accompaniment(R) and the world's largest interactive accompaniment library. MakeMusic! maintains its corporate headquarters in Minneapolis, Minn. and its main international office in Paris, France. The company can be reached at www.makemusic.com.

Safe Harbor Statement. This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and can be identified by the use of terminology such as "believe," "estimate," "expect," "intend," "may," "could," "will," and similar words or expressions. Our forward-looking statements in this release generally relate to our growth strategy and business goals, the results of the pilot program and the future of the SmartMusic Studio program, sufficiency of

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capital, product development and sales efforts. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. We caution investors that many important factors have affected, and in the future could affect, our actual results of operations and cause such results to differ materially from those anticipated in forward-looking statements made in this release and elsewhere by us or on our behalf. These factors include, but are not limited to, our need for additional capital; the market acceptance of our products; our dependence upon new product development efforts, the success of our Internet business and accompaniment sales efforts; maintaining license agreements with a limited number of publishers; the limited and fluctuating sales of certain of our products; the intense competition we face; the rapid technological changes and obsolescence in our industry; the changing governmental regulation we may face; the risks of doing business internationally; our dependence on key personnel and the proprietary nature of our technology; our expected continuing operating losses; the market volatility of our stock; potential market delisting; other general business and economic conditions; and those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB). It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historic results. As such, investors should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potentially inaccurate assumptions. Such forward-looking statements, which reflect MakeMusic's current views of future events and financial performance, involve known and unknown risks and uncertainties which could cause actual results or facts to differ materially from such statements for a variety of reasons including, but not limited to, the risks described from time to time in MakeMusic's's reports to the Securities and Exchange Commission (including MakeMusic's's Annual Report on Form 10-KSB). Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. MakeMusic!. We undertake no obligation to update publicly or revise any forward-looking statements.